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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 APRIL 17, 2000
                Date of Report (Date of Earliest Event Reported)




                               NASHUA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



        1-5492-1                                           02-0170100
(Commission File Number)                    (I.R.S. Employer Identification No.)



                               44 FRANKLIN STREET
                           NASHUA, NEW HAMPSHIRE 03064
                    (Address of Principal Executive Offices)


                                  (603)880-2323
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

     On April 17, 2000, Nashua Corporation, a Delaware corporation (the "Company"), completed its previously announced acquisition of all outstanding shares of stock of Rittenhouse Paper Company, an Illinois corporation ("Rittenhouse"), pursuant to a Stock Purchase Agreement (the "Purchase Agreement"), dated March 21, 2000, by and among the Company, Rittenhouse and the stockholders of Rittenhouse. The consideration paid by the Company to the stockholders of Rittenhouse totaled approximately $57 million in cash plus a contingent payment of up to $6 million if certain financial targets are achieved for the year 2000. The Company did not assume any third party interest paying debt.

     The Company funded $35 million of the purchase price from borrowings under a secured loan of $55 million from Fleet Bank-NH and LaSalle Bank, consisting of a $20 million term loan and a $35 million revolving loan. The Company funded the remainder of the purchase price from its cash reserves.

     In connection with the acquisition, the Company entered into an employment agreement with Andrew Albert, the president and chief executive officer of Rittenhouse, who was appointed the President and Chief Operating Officer of the Company. Mr. Albert's employment agreement is for a five-year term through April 2005. Mr. Albert is entitled to receive an annual base salary of $350,000, subject to annual increases and bonuses as the board of directors of the Company may determine. Additionally, pursuant to the terms of the Purchase Agreement, Mr. Albert will be appointed to the Company's board of directors.

     The terms of the Purchase Agreement, including the amount of consideration paid by the Company, were the result of arm's length negotiations among the Company, Rittenhouse and the former stockholders of Rittenhouse. Other than as set forth above, there were no material relationships between the Company, or any of its affiliates, directors or officers or their associates and the former stockholders of Rittenhouse.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

     It is impracticable at this time to provide the financial statements of the business acquired for the periods specified in Rule 3-05(b) of Regulation S-X. These financial statements will be filed by amendment hereto within 60 days of the date this Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information

     It is impracticable at this time to provide the pro forma information required by Article 11 of Regulation S-X. This pro forma information will be filed by amendment hereto within 60 days of the date this Report on Form 8-K is required to be filed.

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(c)  Exhibits

     2.1 Stock Purchase Agreement entered into as of March 21, 2000 by and among Nashua Corporation, Rittenhouse Paper Company and the stockholders of Rittenhouse Paper Company. Filed as an exhibit to the Company's Form 8-K dated April 18, 2000 and incorporated herein by reference.

     2.2 Escrow Agreement entered into as of April 14, 2000 by and among Nashua Corporation, the stockholders of Rittenhouse Paper Company and LaSalle Bank, N.A. Filed as an exhibit to the Company's Form 8-K dated April 18, 2000 and incorporated herein by reference.

     10.17 Revolving Credit and Term Loan Agreement entered into as of April 14, 2000 by and among Nashua Corporation, Rittenhouse, L.L.C., Rittenhouse Paper Company, Fleet Bank-NH and LaSalle Bank, N.A. Filed as an exhibit to the Company's Form 8-K dated April 18, 2000 and incorporated herein by reference.

     10.18 Employment Agreement entered into as of April 14, 2000 by and between Nashua Corporation and Andrew B. Albert. Exhibit to the Company's Form 8-K dated April 18, 2000 and incorporated herein by reference.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     NASHUA CORPORATION



Date:  May 2, 2000                   By /s/ Peter C. Anastos
                                        -----------------------------------
                                        Peter C. Anastos
                                        Vice President, General Counsel
                                        and Secretary